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                                                                     EXHIBIT 5.1


                         [GIROIR & GREGORY LETTERHEAD]





                                  May 19, 1995





Beverly Enterprises, Inc.
5111 Rogers Avenue, Suite 40-A
Fort Smith, Arkansas 72919-1000

         RE:  Registration Statement on Form S-4
              File No. 33-57663

Gentlemen:

         We have acted as counsel to Beverly Enterprises, Inc. (the "Company") in connection with the registration by the Company of up to 14,959,209 shares of its $.10 par value Common Stock (the "Beverly Shares"), as set forth in the Registration Statement on Form S-4, as amended by Amendment No. 2 (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended (the "Act") on May 19, 1995. This opinion letter is Exhibit
5.1 to the Registration Statement.

         The Beverly Shares are to be issued in exchange for the shares of Pharmacy Management Services, Inc., a Florida corporation ("PMSI"), common stock in accordance with the procedures described in the Prospectus (the "Prospectus") which is part of the Registration Statement and pursuant to the Agreement and Plan of Merger dated December 26, 1994, as amended, by and among Beverly and PMSI (the "Merger Agreement") which is Exhibit 2.1 to the Registration Statement.

         As counsel for the Company, we have examined such corporate records, certificates and other documents of the Company and such questions of law, and have made inquiry of such officers of the Company, as we have deemed necessary or appropriate for the purposes of this opinion.
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         Based on the foregoing, we are of the opinion that: (1) when the
Registration Statement shall have been declared effective by order of the Commission and (2) when the Beverly Shares have been issued in exchange for the outstanding shares of PMSI common stock as described in the Prospectus and in accordance with the Merger Agreement, then the Beverly Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Beverly Shares and to the filing of a copy this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                   Very truly yours,



                                                   GIROIR & GREGORY
                                                   Professional Association